Exhibit 16.1

April 17, 2007

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Grant Life Sciences, Inc.’s statements included under Item 4.01 of its Form 8-K filed on April 17, 2007, and we agree with such statements concerning our firm.

/s/ Singer Lewak Greenbaum & Goldstein LLP